                                                                    Exhibit 99.2

                          DEL GLOBAL TECHNOLOGIES CORP.
                                ONE COMMERCE PARK
                               VALHALLA, NY 10595

August 30, 2006

Mr. Mark Zorko
9 Greenbriar Lane
Hawthorn Woods, IL 60047

Dear Mark:

I am pleased to extend an offer of employment to you as Chief Financial  Officer
(CFO) of Del Global Technologies Corporation (the "Company"). The following sets forth the term of employment as CFO of the Company.

Your employment is conditioned  upon and will commence upon the  satisfaction of all of the terms set forth in this letter.  You compensation will include a base salary of $233,000. The Company will also pay Tatum Partners $1,000 per month in fees, on behalf of the Employee, during the Employee's period of employment with the  Company.  You will also be  eligible  to receive an annual  bonus  ("Annual
Bonus") with a target of 45% of your annual base salary  based on achieving  the
Company's annual budget and attaining specific  objectives assigned by the Chief
Executive Officer of the Company.  The bonus, if any, will be paid following the completion of audited financial results.  Therefore, the Bonus is not guaranteed and may range from 0% to 45% of your base salary.

Management  of the  Company has  recommended  to the Board of  Directors  of the
Company a stock option grant to purchase  60,000 shares (the "Shares") of common stock,  $.10 par value,  of the Company  pursuant to and in accordance  with the
Company's  Amended and Restated Stock Option Plan.  Additional stock options may be  granted  in the  future  based on the  Company's  performance  and  Board of
Director approval.

The Company will provide you with an automobile allowance of $575.00 per month.

You are eligible for three weeks of paid vacation per year. Any vacation day not used cannot be carried forward and will have no cash value.

You will be  entitled  to a severance  payment in the event your  employment  is terminated by the Company without cause. The severance  payment will be equal to one (1) year of base salary.  You will not be entitled to severance in the event your employment is terminated for cause.

Del  Global's  401 (k)  Plan  provides  a  vehicle  to help you  invest  in your retirement  years with pre-tax  dollars.  Key features of the Plan include:
     o  A  Company-matching  contribution  of 50% of the first 4% of your salary that you invest in the Plan subject to plan and statutory limits,  after
        12 months of employment,
     o  A  diversified   investment  option  portfolio  sponsored  by  ING  Life
        Insurance and Annuity Company,
     o  An accelerated  vesting  schedule (100% vested in Company  contributions after three (3) years of employment, and
     o  Immediate eligibility to contribute to the Plan.

This offer of employment  is  contingent  on the  completion by the Company of a background  check  and drug  screening  test on you to the  satisfaction  of the
Company.

To comply with Federal Immigration Law, we ask that you provide the Company with proof of your  identity  and  citizenship.  A list of  acceptable  documents  is enclosed  for you to review and must be provided to the Company  within 24 hours of your date of hire.

You  represent  and  warrant  that your  employment  with the  Company  and your execution of this letter does not, and that your  performance in accordance with this letter will not,  violate the  provisions of any agreement or instrument to which you are a party or any decree,  judgment or order to which you are subject
to.

The Company  acknowledges  that you will  continue to be  associated  with Tatum
Partners, LLC and has entered into a "Resource Agreement" with Tatum.

The  terms of this  offer are not  intended  to create  either an  expressed  or implied  contract of employment for a specified period of time. It is understood that you are  voluntarily  entering into employment at will with the Company and either you or the Company can terminate the employment  relationship at any time with or without prior notice for any reason  whatsoever or for no reason at all.
Moreover,  both you and the  Company  acknowledge  that  there  is no  agreement expressed or implied for any specific  period of  employment,  or for  continued
employment.

During your employment you will be asked to review and sign documents, including but not  limited  to,  those that  concern the  non-disclosure  of  confidential information,  and if you should  leave the  Company,  the  prompt  return of all
company   property   then  in  your   possession.   Your   execution   of  these
confidentiality  agreements and adherence to their terms are a condition of your employment.

Please  indicate  your  acceptance  of this offer by signing below and returning this letter in its  entirety to me within two (2)  business  days of the date of this letter. Please remember to keep one (1) copy for your records.

Sincerely,

/s/ James A. Risher
--------------------
James A. Risher
Chief Executive Officer

Cc: Personnel File

Agreed and accepted as of the date written above.

/s/ Mark Zorko
--------------------
Mark Zorko